EXHIBIT 10.1
FIRST AMENDMENT TO
SUBSCRIPTION AGREEMENT

THIS FIRST AMENDMENT TO SUBSCRIPTION AGREEMENT (this “Amendment”) is dated as of December 12, 2012, by and between Pinedale GP, Inc., a Delaware corporation (the “General Partner”), Ross Avenue Investments, LLC, a Delaware limited liability company (the “Limited Partner” and together with the General Partner, the “Investors”), and Pinedale Corridor, LP, a Delaware limited partnership (the “Company”).

RECITALS

A.           On December 7, 2012, the parties hereto entered into the Subscription Agreement (the “Subscription Agreement”), pursuant to which, subject to the terms and conditions thereof, the Company agreed to sell to the Investors, and the Investors agreed to purchase from the Company, the Units.

B.           In connection with (i) an amendment, dated December 12, 2012, to the Purchase Agreement, and (ii) an adjustment to the proposed capital structure of the Company, the parties desire to enter into this Amendment.

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1.	Defined Terms. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Subscription Agreement.

2.	Amendments.

2.1	Schedule A. Schedule A to the Subscription Agreement is hereby deleted in its entirety and replaced with Schedule A attached to this Amendment.

2.2	Schedule B. Schedule B to the Subscription Agreement is hereby deleted in its entirety and replaced with Schedule B attached to this Amendment.

2.3	Section 1.3(c). Section 1.3(c) of the Subscription Agreement is hereby deleted in its entirety and replaced with the following:

“(c)           each Investor shall have contributed its portion of the Capital Contributions as set forth next to such Investor’s name on Schedule A attached hereto (i) with respect to the cash portion of such Capital Contributions, in accordance with the wiring or other transfer instructions provided by the Company at least three (3) business days prior to the Subscription Closing Date and (ii) with respect to any non-cash portion of such Capital Contributions, pursuant to a transfer instrument or such other means of conveyance as shall be acceptable to the Company.”

3.           Survival.  Except as modified and amended by this Amendment, the Subscription Agreement shall remain in full force and effect and its terms are hereby ratified and confirmed.

 [Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

COMPANY:
Pinedale Corridor, LP

By:	/s/ Pinedale GP, Inc., its General Partner
Name: Pinedale GP, Inc., its General Partner
Title: President

INVESTORS
Pinedale GP, Inc.

By:	/s/ David J. Schulte
Name: David J. Schulte
Title: President

Ross Avenue Investments, LLC

Name:
Title:

[Signature Page to First Amendment to Subscription Agreement]

SCHEDULE A

Units and Capital Contributions

Name and Address	Percentage Interest	Units	Capital Contributions
General Partner Pinedale GP, Inc. 4200 W. 115th Street, Suite 210 Leawood, KS 66211	81.13%	811.3 General Partnership Interest Units
$105,000,000 in cash, plus additional cash as necessary to cover all costs and expenses to be paid or reimbursed by the Partnership pursuant to Section 2.5 of the Partnership Agreement (estimated $4,000,000)

1,050,420 common units of NGL Energy Partners, LP, with an agreed fair value of $20,000,000

Total:  $129,000,000

Limited Partner Ross Avenue Investments LLC c/o Prudential Capital Group 2200 Ross Avenue Suite 4200E Dallas TX 75201-2758 Attn: Managing Director, Energy Finance Group – Oil & Gas	18.87%	188.7 Class B Limited Partnership Interest Units	$30,000,000 in cash

SCHEDULE B

First Amended and Restated Partnership Agreement